UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 16, 2009

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27554	42-1297992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Parkway Dr. Suite 400 Hanover, MD (Address of principal executive offices)	21076 (Zip Code)

Registrant’s telephone number, including area code:  (410) 567-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD.

Conmed Healthcare Management, Inc. (the “Company”) is furnishing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report.  Exhibit 99.1 contains certain information about the Company, its financial and operating results, competitive position and business strategy.  This information is being presented at meetings with investors or is otherwise being made available to interested parties.  Statements in the presentation included as Exhibit 99.1 regarding the correctional healthcare services industry and industry market conditions are based on management’s views of current market conditions.

This information in Item 7.01 and the information set forth in Exhibit 99.1 in Item 9.01 is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  As such, this information shall not be incorporated by reference into any of the Company’s registration statements or other filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.  By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01 and in Exhibit 99.1 in Item 9.01, the Company makes no admission as to the materiality of any such information.

Item 8.01.     Other Events.

On June 16, 2009, the Company issued a press release announcing that it was awarded a one-year correctional healthcare services contract with four one-year renewal options with Creek County, Oklahoma, effective as of July 1, 2009.  A copy of the press release is attached hereto as Exhibit 99.2.

On June 18, 2009, the Company issued a press release announcing that it was awarded a one-year correctional healthcare services contract with four one-year renewal option periods with Washington County, Maryland, effective July 1, 2009.  A copy of the press release is attached hereto as Exhibit 99.3.

On June 23, 2009, the Company issued a press release announcing that it was awarded a three-year correctional healthcare services contract with two additional one-year renewal options with Coos County, Oregon.  A copy of the press release is attached hereto as Exhibit 99.4.

Under each of the contracts, the Company will provide certain inmate medical services that include, among other things, the staffing of physicians and nurses, dental services, behavioral health services, and certain ancillary services such as laboratory and diagnostic imaging.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Investor Presentation.
99.2	Press release dated June 16, 2009.
99.3	Press release dated June 18, 2009.
99.4	Press release dated June 23, 2009.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “projects”, “potentially” or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC including the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2008. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

By:	/s/ Thomas W. Fry
Name: Thomas W. Fry
Title: Chief Financial Officer

Date: June 23, 2009